Exhibit 23.4

CONSENT OF INDEPENDENT AUDITOR

The Board of Directors and Stockholders

American Residential Properties, Inc.

We hereby consent to the use of our report dated April 15, 2013 with respect to the statement of revenues and certain operating expenses of Wymont Arizona Properties for the year ended December 31, 2012, incorporated by reference herein. We further consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ EKS&H LLLP

EKS&H LLLP

May 9, 2013

Denver, Colorado